SCHEDULE 14A INFORMATION

                 PROXY STATEMENT PURSUANT TO SECTION 14(a)
                  OF THE SECURITIES EXCHANGE ACT OF 1934
                             (Amendment No. )
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                          Filed by the Registrant                     / X /
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                Filed by a party other than the Registrant            /   /
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Check the appropriate box:
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/   /    Preliminary Proxy Statement
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/   /    Confidential, for Use of the Commission Only (as
----          permitted by Rule 14a-6(e) (2))

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/   /    Definitive Proxy Statement
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/ X /    Definitive Additional Materials
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/   /    Soliciting Material Pursuant to Sec. 240.14a-11(c) or
----     Sec. 240.14a-12

             PUTNAM CONVERTIBLE OPPORTUNITIES AND INCOME TRUST
                     PUTNAM MANAGED HIGH YIELD TRUST
                    PUTNAM TAX-FREE HEALTH CARE FUND

            (Name of Registrant as Specified In Its Charter)

               (Name of Person(s) Filing Proxy Statement,
                        if other than Registrant)

           Payment of Filing Fee (Check the appropriate box):

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/ X /    No fee required
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/   /    Fee computed on table below per Exchange Act Rule 14a
----          6(i)(1) and 0-11


         (1) Title of each class of securities to which transaction applies:

         (2) Aggregate number of securities to which transaction applies:

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        (4) Proposed maximum aggregate value of transaction:

        (5) Total fee paid:

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      /   /        Fee paid previously with preliminary materials.
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     /   /    Check box if any part of the fee is offset as provided
---- by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

               (1) Amount Previously Paid:

               (2) Form, Schedule or Registration Statement No.:

                                (3) Filing Party:

         (4) Date Filed:



                  Vote-By-Phone Solicitation Script for
            Putnam Convertible Opportunities and Income Trust
                     Putnam Managed High Yield Trust
                    Putnam Tax-Free Health Care Fund

This script provides information to the shareholder and solicits their vote by phone, to be confirmed by written confirmation.

Good Morning/ Afternoon/ Evening. May I please speak with (name of shareholder)? I am representing Putnam Investments in Boston. I am calling in connection with the upcoming shareholder meeting for [Putnam Convertible Opportunities and Income Trust/Putnam Managed High Yield Trust/Putnam Tax-Free Health Care Fund] for which you recently received a proxy statement requesting your vote.

To verify that I am speaking with the shareholder of record, may I confirm that you are (name of shareholder or record) and that your address of record is (address of record)?

(If the person is unwilling to confirm this information, thank them for their time and terminate the call.)

We noted that we have not yet received your proxy card. Do you have any questions regarding the proposals being represented at the meeting that I can clarify for you?

(If there are questions regarding the proposal, please refer to the proxy statement.)

Would you like to vote by phone?

(If not, ask the shareholder if they would like another proxy card, thank them for their time and terminate the call. If so, proceed as follows:)

Page 34 of the proxy statement that you received describes our procedures for voting your shares by telephone.

I will now paraphrase the proxy card so that you can provide us with your voting instructions. The proxy card generally states the following:

By authorizing your shares to be voted at the meeting you are approving George Putnam, Hans H. Estin, and Robert E. Patterson, and each of them separately, as proxies, with power of substitution, and are authorizing them to represent and vote your shares, at the meeting of shareholders of [Putnam Convertible Opportunities and Income Trust/Putnam Managed High Yield Trust/Putnam Tax-Free Health Care Fund] on December 3, 1998, at 2:00 p.m., Boston time, and at any adjournments thereof.

When properly authorized, the proxy will be voted in the manner directed by the shareholder. In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting.

The proxy card requests your vote on the following proposals, for which the Trustees are recommending voting in favor.

                            Proposal 1 is to
    For Putnam Managed High Yield Trust and Putnam Tax-Free
    Health Care Fund

    Fix the number of Trustees at sixteen and elect the following Trustees: J.A. Baxter, H.H. Estin, J.A. Hill, R.J. Jackson, P.L. Joskow, E.T. Kennan, L.J. Lasser, J.H. Mullin, R.E. Patterson, D.S. Perkins, W.F. Pounds, G. Putnam, G. Putnam, III, A.J.C. Smith, W.T. Stephens and W.N. Thorndike.

    For Putnam Convertible Opportunities and Income Fund

    Fix the number of Trustees at sixteen and elect the following Class C Trustees: John H. Mullin III, Donald S.
    Perkins, George Putnam, A.J.C. Smith, W. Thomas Stephens and
    W. Nicholas Thorndike.

    How would you like to vote on this proposal?

    Putnam Managed High Yield Trust and Putnam Tax-Free Health
    Care Fund

    Would you like to fix the number of Trustees at sixteen and vote for all nominees, withhold authority to vote for certain of the nominees, or withhold authority to vote for all nominees? If you would like to withhold authority to vote for certain of the nominees, please state those nominees' names now.

    Putnam Convertible Opportunities and Income Fund

    Would you like to fix the number of Trustees at sixteen and vote for all Class C nominees, withhold authority to vote for certain of the nominees, or withhold authority to vote for all nominees? If you would like to withhold authority to vote for certain of the nominees, please state those nominees' names now.

                        Proposal 2 is to

    Ratify the selection of PricewaterhouseCoopers LLP as independent auditors of your fund?

    How would you like to vote on this proposal?
    Would you like to vote for the proposal, against the proposal, or would you like to abstain from voting on this proposal?

                        Proposal 3 is to

    Approve an amendment to the fund's fundamental investment restriction with respect to making loans?

    How would you like to vote on this proposal?
    Would you like to vote for the proposal, against the proposal, or would you like to abstain from voting on this proposal?

    Thank you.

    I will now repeat your instructions:

    You voted:          (For fixing the number of Trustees at
                        sixteen ((and electing all Class C
                        nominees)) for all nominees for Trustee, for no nominee for Trustee, for all nominees for Trustee except for the following...)

                        (For, Against, Abstained from) (list all other proposals)

    Is this correct?

    Thank you. We will be sending you a written confirmation of your vote. Please call us if the information on the confirmation is incorrect.